EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-20029-01, 333-70943, 333-49079 and 333-53312) and Form S-8 (Nos. 33-70878, 33-94350, 333-05737, 333-20029-02, 333-45650, 333-38596, 333-70933, 333-37733, 333-24577, 333-53334, 333-61842 and 333-61844) of Watson Pharmaceuticals, Inc. of our report dated February 8, 2002 relating to the financial statements, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Orange County, California
March 28, 2002